EXHIBIT 23.2


ELLIS FOSTER
   CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.com

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                     CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 23, 2004, relating to the financial statements of Hemptown Clothing Inc. as of December 31, 2003 and 2002

which appear in Hemptown Clothing's 2003 Annual Report on Form 10-K for

the year ended December 31, 2003.



/s/ ELLIS FOSTER

Ellis Foster
Chartered Accountants
Vancouver, British Columbia
July 19, 2004










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     A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
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